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EXHIBIT 99.1

CONSENT OF NOMINEE FOR DIRECTOR

        I hereby consent to be named in a registration statement, and in all amendments and post-effective amendments or supplements thereto, including the prospectus contained therein, as nominee for director of AGC Holdings Limited, a Bermuda company, and to all references to me in that connection in the prospectus.

Dated:    December 22, 2003

/s/ G. LAWRENCE BUHL Name: G. Lawrence Buhl

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CONSENT OF NOMINEE FOR DIRECTOR